                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                     FORM 8-K/A

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d)

                       OF THE SECURITIES EXCHANGE ACT OF 1934


                                    April 17, 1998
                         (Date of earliest event reported)



                              Trans World Gaming Corp.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)


         Nevada                       0-25244                 13-3738518
         -------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number)      (IRS Employer
  of incorporation)                                          Identification No.)


One Penn Plaza, Suite 1503 New York, New York                       10119-0002
--------------------------------------------------------------------------------
   (Address of principal executive offices)                         (Zip Code)


                                   (212) 563-3355
                                  ---------------
                 (Registrant's telephone number, including area code)


                                    Not Applicable
                                    --------------
(Former name, former address and former fiscal year, if changed since last report)


                                 Page 1 of  30 Pages

                          Exhibit Index appears on Page  3

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

     On April 17, 1998, Trans World Gaming Corp. ("TWG" or the "Company") acquired 90% of the shares of Casino de Zaragoza, S.A., a company incorporated in Zaragoza, Spain which owns an exclusive casino license in the Region of Aragon ("CDZ"). The total consideration for the shares in CDZ was $985,000 (150 million pesetas "ptas") with $235,000 (36 million ptas) previously paid as a deposit and the final payment of $750,000 (115 million ptas) made on May 18, 1998. The underlying assets acquired include furniture, fixtures, gaming equipment and inventories. In addition, the liabilities of CDZ, principally tax debts totaling approximately $7.5 million (1,148 million ptas) were restructured to a total of $4.8 million (734 million ptas) to be paid by CDZ over the next eight years. In connection with the acquisition of CDZ, TWG agreed to pay a total of $650,000 (99 million ptas) for professional and legal expenses, $435,000 (66 million ptas) of which was due and payable on June 30, 1998 with the balance of $215,000 (33 million ptas) payable when the permission to move the license to downtown Zaragoza is received by the Company. The Company plans to operate the casino in its existing location until permission is granted by the government authorities to move to a more favorable location. The Company is taking steps to request that such move be permitted as soon as possible.

     On May 28, 1998, the Company and Value Partners, Ltd., a Texas limited partnership ("Value Partners"), executed a loan agreement under which TWG borrowed $1 million. The loan is evidenced by an Unsecured Senior Promissory Note (the "Note") in favor of Value Partners, for $1 million due September 24, 1998 with simple interest at the rate equal to 12% per annum. The Company is currently seeking private equity financing from private investors of up to $4 million to repay the Note, recapitalize CDZ and to fund the projected operating losses of CDZ over the next eighteen months. The recapitalization of CDZ in the amount of approximately $1.5 million, which should occur before or during the fourth quarter of 1997, will effectively dilute the 10% of the shares of CDZ not owned by TWG and, as such, TWG will own close to 100% following the recapitalization. There can be no assurances that such financing will be available on terms favorable to TWG, if at all. In the event that financing is unavailable, TWG will be required to repay the Note from cash flows and/or the liquidation of the assets of CDZ.

     (The description of the agreements set forth above are, by necessity, only summarizes thereof and do not purport to be complete. The full text of such agreements are filed herewith, pursuant to the guidelines set forth in Item 7
(a) (4) of the instructions to Form 8-K.)

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following financial statements, pro forma financial information and exhibits are filed as part of this report.

     (a) Financial Statements of the business acquired, prepared pursuant to Regulation S-B and provided to Trans World Gaming Corp. by CDZ.

          Item                                                             Page
          ----                                                             ----
          Report of Arthur Andersen, Certified Public Accountants            5

          Consolidated Statement of Shareholders' equity for the            15
          year ended December 31, 1997 and unaudited for the three month period ended March 31, 1998 of CDZ

          Consolidated Statement of Operations for the year ended           16
          December 31, 1997 and unaudited for the interim three-month period ended March 31, 1998 of CDZ

          Consolidated Statement of Cash Flows for the year ended           17
          December 31, 1997 and unaudited for the interim three-month period ended March 31, 1998 of CDZ

          Consolidated Balance Sheets as of December 31, 1997               18
          and March 31, 1998 (unaudited) of CDZ

     (b) Pro forma financial statements required pursuant to Regulation S-B

          ITEM

          Trans World Gaming Corp. and Casino de Zaragoza, S.A. Group       19
          Pro Forma Condensed Consolidated Financial Statements

          Pro Forma Condensed Consolidated Statement of Operations -        20
          Three-Months ended March 31, 1998

          Pro Forma Condensed Consolidated Statement of Operations -
          Year Ended December 31, 1997                                      21

          Pro Forma Condensed Consolidated Balance Sheet as of              22
          March 31, 1998

          Notes to Pro Forma Condensed Consolidated Financial
          Statements                                                        23

     EXHIBITS                 DESCRIPTION

     Exhibit 2 (iii)          Deed of Sale of the Shares of Casino          24
                              de Zaragoza between Alfonso Fuentes
                              Barrau and Gumarcon S.L. in favor
                              of Trans World Gaming Corp.
                              dated April 17, 1998.

     Exhibit 20 (iii)         Press Release issued by the Company
                              on April 21, 1998 with respect to the
                              acquisition. (Incorporated by reference
                              to the Company's Current Report,
                              Form 8-K filed with the Securities and
                              Exchange Commission on May 4, 1998.)

                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              TRANS WORLD GAMING CORP.







Date:     July 1, 1998        By:  /s/ Dominick J. Valenzano
                                   -------------------------
                                   Dominick J. Valenzano
                                   Chief Financial Officer

                               CASINO DE ZARAGOZA, S.A.







                     FINANCIAL STATEMENTS AS OF DECEMBER 31,1997
                                 AND MARCH 31, 1998
                            TOGETHER WITH AUDITORS' REPORT

NOTE: THIS REPORT IS SUBJECT TO CHANGES ACCORDING TO THE DELIVERY AND EXAM OF
            THE OUTSTANDING DOCUMENTATION REQUESTED IN THE ATTACHED LIST.



                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Casino de Zaragoza, S.A.:


1. We have audited the accompanying balance sheet of Casino de Zaragoza, S.A. as of December 31, 1997, and the accompanying balance sheet as of March 31, 1998, and the related statements of income, shareholder's equity and cash flows for the year ended December 31, 1997 and for the three-month period ended March 31, 1998. These financial statements are the responsibility of Casino de Zaragoza, S.A.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

2. We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

3. The Company has yet to sign the collective agreement with the workers for the years 1994 through 1998, inclusive, and this matter must be arranged with the Works' Committee. In addition, the last collective agreement signed by the Company provided for the payment of retirement bonuses to employees who retire before age 65.

     The balance sheets as of December 31, 1997 and March 31, 1998 do not include any provision for the liabilities that could result from pay raises, the aforementioned retirement bonus or any other item that could come to light once the collective agreements have been settled.

4. In 1997 the Company dismissed some employees, as a result of which it is now involved in various legal actions that have been brought against it. The balance sheets as of December 31, 1997 and March 31, 1998 do not include any provision for the liability which may result from the outcome of these claims.

5. As a result of the different interpretations to which ruling tax legislation lends itself and the Company's tax treatment of certain transactions, tax contingencies that cannot be objectively quantified could arise in respect of the years still open to inspection.

6. Net worth as per the accompanying balance sheets as of December 31, 1997 and March 31, 1998 is negative by Ptas. 1,055 million and Ptas. 1,086 million, respectively. This situation constitutes a cause for compulsory dissolution unless capital is increased or decreased accordingly, pursuant to the Revised Spanish Corporations Law.

     In addition, as indicated in Note 11, in the first few months of 1998 the Company signed a composition with creditors in connection with the application for temporary receivership that Casino de Zaragoza, S.A. filed in January 1997. Note 11 indicates the sums and terms agreed for the partial acquittance and deferral with the Company's creditors. In addition, as indicated in Note 7, most of the Company's capital stock was purchased in April 1998 by a new shareholder, who plans to recapitalize the Company.

     The accompanying financial statements as of December 31, 1997 and March 31, 1998 were prepared on a going-concern basis, although, considering the above circumstances, the Company's ability to continue as a going concern is dependent on the success of its future operations and on the continued support of its shareholders so as to enable it to realize its assets and settle its liabilities for the amounts and according to the classification in the financial statements referred to above, which have been prepared assuming that the Company will continue as a going concern.

7. In our opinion, except for the effects of such adjustments, if any, as might have been required had the outcome of the uncertainties described in paragraphs 3 to 6 above been known, the financial statements referred to above present fairly, in all material respects, the financial position of Casino de Zaragoza, S.A. as of December 31, 1997 and March 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1997 and the three-month period ended March 31, 1998, in accordance with generally accepted accounting principles in the United States of America.

                               CASINO DE ZARAGOZA, S.A.

                            NOTES TO FINANCIAL STATEMENTS

(1)  DESCRIPTON OF BUSINESS

Casino de Zaragoza, S.A. (hereinafter referred to as the Casino) was founded in 1978, and since then, is located in Alfajarin (Zaragoza). The second article of the Casino's bylaws defines its corporate purpose, basically, as the operation of a gambling casino and appurtenant services, namely bar, restaurant, sitting rooms, show halls, night clubs, athletic facilities and shopping establishments located in the casino's building complex.

Since 1992 Casino de Zaragoza, S.A. has owned all of the capital stock of Catering y Gestion, S.L. (see Note 6), which manages the hotel and restaurant located adjacent to the Casino.


Up until October 1997, the properties and other assets needed to manage Catering y Gestion, S.L. were owned by and included in the book fixed assets of Casino de Zaragoza, S.A., which did not charge Catering y Gestion, S.L. for the use of those assets. In October 1997, Diputacion General de Aragon (the Aragon Provincial Council) acquired all of the properties that belonged to Casino de Zaragoza, S.A. through an auction (see Note 5).

The Casino is subject to the regulations set forth in the Ministerial Order of January 9, 1979, which approved the Gambling Casino Regulations.
The Casino obtained a ten-year extension of its business license, valid until December 23, 2000.

(2)  BASIS OF PRESENTATION OF THE FINANCIAL STATEMENTS

The accompanying financial statements as of December 31, 1997 and March 31, 1998 were obtained from the accounting records and are presented in accordance with accounting principles generally accepted in the United States, which required certain adjustments and reclassifications to adapt the financial statements to US GAAP.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)   USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

b)   CASH AND CASH EQUIVALENTS
     Cash and cash equivalents include cash in hand and cash in bank current accounts, with original maturities of three months or less.

c)   TANGIBLE FIXED ASSETS

     Tangible fixed assets are shown at cost.
     Expenditure on expansion, modernization or improvement is capitalized as an increased cost of the related assets provided that it increases productivity, capacity or efficiency, or extends the useful lives of these assets.

     Upkeep and maintenance costs are expensed currently.
     The Company depreciates its tangible fixed assets on a straight-line basis over the years of estimated useful life of each asset as follows:


            -----------------------------------------------------------------
                                                                 Years of
                                                             estimated useful
                                                                   life
            -----------------------------------------------------------------
            Buildings                                               50
            Technical and commercial installations                8 to 40
            Machinery                                            10 to 12
            Tools                                                 6 to 8
            Furniture                                            10 to 15
            Data processing equipment                                4
            Vehicles                                                 7

            -----------------------------------------------------------------

d)   MARKETABLE SECURITIES AND OTHER SIMILAR INVESTMENTS

     The criteria applied by the Casino in recording shareholdings in Group companies are at the lower of cost or underlying book value.

     The Casino has a majority holding in the capital stock of certain companies (see Note 6). The accompanying financial statements do not reflect the movement in the value of these investments which would arise from applying consolidation criteria to majority shareholdings and the equity accounting method to the other shareholdings, the effect of which on the accompanying financial statements would be immaterial.

e)   INCOME TAXES

     Period corporate income tax is computed on the basis of book income before tax adjusted by the corresponding permanent differences with regard to the income for tax purposes, i.e. the corporate income tax base, less any abatements and tax credits, excluding withholdings and payments on account.

     The Casino accounts for income taxes in accordance with Statement of Financial Accounting Standards ('SFAS') No. 109 'Accounting for Income Taxes'. SFAS 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. Under the asset and liability method, deferred income taxes are recognized on account of the consequences of timing differences and net operating carryforwards by applying the statutory tax rates applicable to future years. Valuation allowances are recorded when it is determined that realization of such amounts are deemed more likely than not to be realized.

f)   DEFERRED INDEMNITIES

     The Casino is obligated to compensate employees whom it dismisses, in certain circumstances, pursuant to ruling labor legislation. In 1997 the Casino dismissed some employees, as a result of which it is involved in various legal actions.
     The balance sheets as of December 31, 1997 and March 31, 1998 do not include any provision for the liability which may result from the aforesaid dismissals, due to the Casino expects to succesfully defend itself.

(4)  GROUP ACCOUNTS RECEIVABLE, NET

     Group accounts receivable consist of the following:

        ----------------------------------------------------------
                                            Thousands of Pesetas
                                           -----------------------
                                             31-12-97   31-3-98
        ----------------------------------------------------------
          Catering y Gestion, S.L.            55,345     63,331
          Los Albares, S.A.                    2,330      2,330
          Less  Provisions                   (55,345)   (63,331)
        ----------------------------------------------------------
          Net                                  2,330      2,330
        ----------------------------------------------------------

The Company has booked an allowance covering the Catering y Gestion, S.L.'s account receivable as of December 31, 1997 and March 31, 1998, considering the financial situation of the company (see Note 6).

(5)  PROPERTY AND EQUIPMENT

At the end of 1997 and of March 1998, property and equipment at cost and accumulated depreciation were as follows:

        ---------------------------------------------------------------
                                                Thousands of Pesetas
                                             --------------------------
                                               31-12-97      31-3-98
        ---------------------------------------------------------------
          Machinery                              47,569       47,569
          Accumulated depreciation              (29,904)     (30,532)
                                             --------------------------
                                                 17,665       17,037
                                             --------------------------
          Tools                                  22,508       22,508
          Accumulated depreciation              (20,567)     (20,789)
                                             --------------------------
                                                  1,941        1,719
                                             --------------------------
          Furniture                             178,469      178,469
          Accumulated depreciation             (168,087)    (168,656)
                                             --------------------------
                                                 10,382        9,813
                                             --------------------------
          Data Processing Equipment              19,315       19,315
          Accumulated depreciation              (17,944)     (18,186)
                                             --------------------------
                                                  1,371        1,129
                                             --------------------------
          Other                                      71           71
          Accumulated depreciation                  (70)         (71)
                                             --------------------------
                                                      1          -
                                             --------------------------
          Total tangible assets -  Cost         267,932      267,932
          Total tangible assets -
          Accumulated depreciation             (236,572)    (238,234)
        ---------------------------------------------------------------
          TOTAL TANGIBLE ASSETS - NET            31,360       29,698
        ---------------------------------------------------------------

In October 1997 Diputacion General de Aragon (the Aragon Provincial Council) auctioned off all the properties of the Casino, that had been mortgaged or which secured its debt in respect of gambling tax. The properties were auctioned off to settle debt for Ptas. 865 million, while their net book value for the Casino was Ptas. 396 million. Ptas. 469 million in extraordinary revenues obtained on the auction were recorded in the "Other, net" caption (see Note 10).

(6)  FINANCIAL INVESTMENTS



     The "Financial investments" caption comprises the following:

                                      Thousands of Pesetas
                                 --------------------------------
                                     31-12-97      31-3-98
                                 --------------------------------
         --------------------------------------------------------
          Shareholding                   123,634        123,634
          Other Securities                   328            328
          Less - Provisions             (111,162)      (111,162)
         --------------------------------------------------------
          NET                             12,800         12,800
         --------------------------------------------------------

Set out below is a detail of Group companies (figures in thousands of pesetas):


---------------------------------------------------------------------------------------------------------------------
 Name                                                 Catering y Gestion, S.L.                  Los Albares, S.A.
 Location                                             Ctra. Nacional II                         Ctra. Nacional II
                                                      Km. 343,250                               Km. 343,250
                                                      Alfajarin (Zaragoza)                      Alfajarin (Zaragoza)
 Line of business                                     Lodging                                   Inoperative
---------------------------------------------------------------------------------------------------------------------
 Proportion of stock held as of
 December 31, 1997                                             100%                                   50,31%

 Capital stock as of
 December 31, 1997                                          76,000                                   74,250

 Net equity as of
 December 31, 1997                                         (97,009)                                  24,789

 Net book value of holding as of
 December 31, 1997                                              -                                    12,472
---------------------------------------------------------------------------------------------------------------------
 Proportion of stock held as of
 March 31, 1998                                                100%                                   50,31%

 Capital stock as of March 31, 1998                         76,000                                   74,250

 Net equity as of March 31, 1998                          (103,444)                                  24,789

 Net book value of holding as of
 March 31, 1998                                                 -                                    12,472
---------------------------------------------------------------------------------------------------------------------


In addition, the "Provisions" caption under liabilities in the accompanying balance sheets as of December 31, 1997 and March 31, 1998 reflects the effect of assuming Ptas. 41.7 million and Ptas. 40.1 million in accumulated losses, respectively, from Catering y Gestion, S.L. (see Note 9).

(7)  CAPITAL STOCK

     As of December 31, 1997 and March 31, 1998 the Company's capital stock consisted of 2,500 fully subscribed and paid registered shares of Ptas. 100,000 par value each. As of December 31, 1997 and March 31, 1998, the following companies or individuals had interests of 10% or more in the Company's subscribed capital stock:

               ----------------------------------------------
                                              Percentage
                                              Shareholding
               ----------------------------------------------
                Gumarcon, S.L.                     45%
                Alfonso Fuentes Barrau             45%
                Pedro Trapote Avecilla             10%
               ----------------------------------------------

On April 15, 1998, Trans World Gaming Corp. purchased the shares that Gumarcon, S.L. and Alfonso Fuentes Barrau held in Casino de Zaragoza, S.A.

(8)  TAX MATTERS
Set out below are the balances payable to the Spanish tax authorities:


---------------------------------------------------------------------------------------------------------------------------
                                                                        Thousands of Pesetas
                                            -------------------------------------------------------------------------------
                                                            31/12/97                                31/3/98
                                            -------------------------------------------------------------------------------
                                              Temporary                              Temporary
                                             receivership     Rest         Total    receivership      Rest        Total

---------------------------------------------------------------------------------------------------------------------------
Diputacion General de Aragon:
  -Gambling tax                                 504,563      250,076      754,639      504,563      287,764      792,327
City Council of Alfajarin
  (Tax on business activities,
   property tax)                                 50,590       30,342       80,932       50,590       26,293       76,883
Central tax authorities:
  -Personal income tax                              -         48,239       48,239          -         62,265       62,265
  -Value added tax                                  -          3,074        3,074          -          3,127        3,127
Social Security authorities                     119,194       69,090      188,284      119,194       85,205      204,399
Other                                               -            983          983          -          1,001        1,001
                                            -------------------------------------------------------------------------------
                                                674,347      401,804    1,076,151      674,347      465,655    1,140,002
---------------------------------------------------------------------------------------------------------------------------


On April 17, 1998, the Company signed a composition with creditors (Diputacion General de Aragon, the Social Security authorities and the City Council of Alfajarin) which set the terms of payment for the Casino's debts as of January 25, 1997, which is the date of the Company's application for temporary receivership (see Note 11).
Corporate income tax is calculated on the basis of book income, which is determined in accordance with generally accepted accounting principles. Such income need not be equal to the income for tax purposes, i.e. the corporate income tax base.
The tax loss carryforwards and maximum terms (under Spanish tax legislation) allowed for offset are as follows:

----------------------------------------------------------------------------
     Year           Thousands of Pesetas     Last year for off offset
----------------------------------------------------------------------------
     1992                 27,580                       1999
     1994                181,717                       2001
     1995                201,199                       2002
     1996                165,328                       2003
                         -------
                         575,824
----------------------------------------------------------------------------

The tax base for 1997 and the three first months of 1998 has still to be calculated, but the Company believes that it will have a tax loss which would be available for offset until the year 2004.

Under current legislation, losses incurred in a given year can be offset against taxable income in the following seven years. However, the ultimate amount to carry forward may depend on the outcome of a tax inspection of the years in which losses were incurred. The accompanying balance sheet does not reflect the possible impact of offsetting such tax losses.

The last five years are open for review of all applicable taxes by the tax authorities.

(9)  PROVISIONS

At the end of 1997 and of March 1998, provisions consist of the following:


---------------------------------------------- ------------------------------
                                                   Thousands of Pesetas
                                               ------------------------------
                                                 31-12-97        31-3-98
---------------------------------------------- -------------- ---------------
Provisions for subsidiaries' losses (Note 6)          41,664          40,113
Other                                                 18,000          18,000
---------------------------------------------- -------------- ---------------
                                                      59,664          58,113
---------------------------------------------- -------------- ---------------


Provisions for subsidiaries' losses reflect the difference between the Casino's interest in the Catering y Gestion, S.L.'s net equity (see Note 6) and its related account receivable (see Note 4) as of December 31, 1997 and March 31, 1998.


(10) REVENUES AND EXPENSES

Net sales and operating results were obtained entirely from the Casino's gambling business.
The "Other, net" caption is broken down below:


------------------------------------------------- --------------------------------------
                                                           Thousands of Pesetas
                                                  --------------------------------------
                                                       31-12-97            31-3-98
------------------------------------------------- ------------------- ------------------
Auction of properties (Note 5)                              469,280                 -

Depreciation of assets used by Catering y
Gestion, S.L. (Note 1)                                      (21,524)            (1,662)

Variations in securities price fluctuation
allowance and assumption of losses of
Catering y Gestion, S.L. (Notes 6 and 9)
                                                            (64,538)            (2,397)

Fees paid to receivers and court solicitor for
temporary receivership                                      (45,058)            (5,336)

Other items                                                 (28,156)               106
                                                  ------------------- ------------------
                                                            310,004             (9,289)
------------------------------------------------- ------------------- ------------------

(11) TEMPORARY RECEIVERSHIP

On January 25, 1997, the directors of the Company filed an application in Court of First Instance number 11 of Zaragoza to declare Casino de Zaragoza, S.A. in temporary receivership, which was granted on June 23, 1997.

On April 17, 1998, the secondary creditors listed as such in the list of creditors approved by the court and the preferred creditors who attended the Meeting of Creditors voted for the proposed composition, in which Casino de Zaragoza, S.A. agreed to make the following payments:



          ---------------------------------------------------------------- ------------------
                                                                             Thousands of
                                                                                Pesetas
          ---------------------------------------------------------------- ------------------
          Social Security authorities                                                119,194

          Partial acquittance of 35.75% of the credits of the rest of
          the creditors of the composition                                           206,529

          Repayment schedule for the remaining 64.25%
            Of the credits of the rest of the
            creditors of the composition:
              Year 1                                                                       -
              Year 2                                                                       -
              Year 3                                                                  37,117
              Year 4                                                                  37,117
              Year 5                                                                  37,118
              Year 6                                                                  37,118
              Year 7                                                                 111,352
              Year 8                                                                 111,353
          ---------------------------------------------------------------- ------------------
          Total credit of the creditors who signed the composition                   696,898
          ---------------------------------------------------------------- ------------------



The balance due to the Social Security authorities will be paid according to the amounts, terms, methods and other terms expressly agreed by the parties, in accordance with the composition with creditors. On April 28, 1998 the Company submitted a proposal for a composition with the Provincial Directorate of the Social Security Treasury establishing payment terms similar to those set forth in the composition reached with the Company's other creditors.

-------------------------------------------------------------------------------
     CASINO DE ZARAGOZA, S.A.
-------------------------------------------------------------------------------
      STATEMENT OF SHAREHOLDERS'EQUITY
-------------------------------------------------------------------------------
        (THOUSANDS OF PESETAS)
-------------------------------------------------------------------------------





------------------------------------------------------------------------------------
                                     SUBSCRIBED                            INCOME
------------------------------------------------------------------------------------
                                       CAPITAL         ACCUMULATED         FOR THE
------------------------------------------------------------------------------------
                                        STOCK            LOSSES             YEAR
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
     OPENING  BALANCE AS OF
------------------------------------------------------------------------------------
     JANUARY 1, 1997                     250,000       (1,438,636)         -
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
     Income for the year               -                 -                  133,560
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
     CLOSING  BALANCE AS OF
------------------------------------------------------------------------------------
     DECEMBER 31, 1997                   250,000       (1,438,636)          133,560
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
     Transfer to retained earnings     -                  133,560          (133,560)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
     Income for the year               -                 -                  (31,304)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
     CLOSING BALANCE AS OF
------------------------------------------------------------------------------------
     MARCH 31, 1998                      250,000        1,305,076           (31,304)
------------------------------------------------------------------------------------

                              CASINO DE ZARAGOZA, S.A.

                                STATEMENTS OF INCOME
                        FOR THE YEAR ENDED DECEMBER 31, 1997
                AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 1998
                               (Thousands of Pesetas)



--------------------------------------------------------------------------------
                                                 12/31/97          3/31/98
                                               (12 MONTHS)       (3 MONTHS)
--------------------------------------------------------------------------------
     REVENUES (NOTE 10)                              529.887           135.505


     COSTS AND EXPENSES                             (647.627)         (149.034)
     Operating departments                          (472.316)         (114.522)
     Selling, general and administrative            (175.311)          (34.512)


     INCOME (LOSS) FROM OPERATIONS                  (117,740)          (13.529)


     OTHER INCOME (EXPENSE)                          251,300           (17,775)
     Interests                                       (58,704)           (8.486)
     Other, net (Note 10)                            310.004            (9.289)


     PROVISION FOR TAXES ON INCOME                   -                 -


     NET INCOME (LOSS)                               133.560           (31.304)


     EARNINGS/(LOSS) PER SHARE                         53.42            (12.52)
--------------------------------------------------------------------------------

       The accompanying notes are an integral part of the financial statements

--------------------------------------------------------------------------------
         CASINO DE ZARAGOZA, S.A.
--------------------------------------------------------------------------------
         STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
          (Thousands of Pesetas)
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------
                                                                      31-12-97           31-3-98
-------------------------------------------------------------------------------------------------------
                                                                    (12 months)        (3 months)
-------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
     Cash received from customers and other accounts receivable           518,133              131,749
-------------------------------------------------------------------------------------------------------
     Cash paid to suppliers and others accounts payable                 (444,477)             (120,003)
-------------------------------------------------------------------------------------------------------
     Cash  received from (paid to) subsidiaries                          (61,729)                2,397
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
     CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                       11,927               14,143
-------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
     Additions to property, plant and equipment                             (473)                    0
-------------------------------------------------------------------------------------------------------
     Proceeds from asset sales                                              3,525                    0
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
     CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                        3,052                    0
-------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
     (Increase) decrease in financial investments                           7,320               (4,169)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
     CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                        7,320               (4,169)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                           22,299                9,974
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
     Cash and cash equivalents, beginning of year                          12,766               35,065
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
     CASH AND CASH EQUIVALENTS, END OF YEAR                                35,065               45,039
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
     Net income                                                           133,560              (31,304)
-------------------------------------------------------------------------------------------------------
     ADJUSTMENTS:
-------------------------------------------------------------------------------------------------------
     Depreciation and amortization                                         38,920                1,662
-------------------------------------------------------------------------------------------------------
     Taxes not paid                                                       279,170               55,863
-------------------------------------------------------------------------------------------------------
     Provision for bad debts  - Group                                      64,538                2,397
-------------------------------------------------------------------------------------------------------
     Proceeds from auction of properties                                 (469,280)                   0
-------------------------------------------------------------------------------------------------------
     Other provisions                                                      18,000                    0
-------------------------------------------------------------------------------------------------------
     (Increase) decrease in accounts receivable                           (73,483)                  (4)
-------------------------------------------------------------------------------------------------------
     Increase (decrease) in trade accounts payable and other               20,502              (10,719)
     current liabilities
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
     TOTAL ADJUSTMENTS TO NET INCOME                                       11,927               14,143
-------------------------------------------------------------------------------------------------------

CASINO DE ZARAGOZA, S.A.
BALANCE SHEET AS OF DECEMBER 31,
1997 & MARCH 31, 1998
(THOUSANDS OF PESETAS)




-------------------------------------------------------------------------------------------------------------------------
                                                                      LIABILITIES & STOCKHOLDERS'
               ASSETS                 12/31/97    3/31/98                 EQUITY                 12/31/97     3/31/98
-------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS                           104,123    122,022  CURRENT LIABILITIES                  1,148,676    1,197,871
Cash and cash equivalents                 35,065     45,039  Accounts payable, trade                 33.785       22.333
Short-Term  financial investments         15,423     19,592  Taxes (Notes 8 and 11)               1,076,151    1,140,002
Trade accounts receivable                 50,506     54,338  Other current liabilities               38.740       35.536
(non-group)
Group accounts receivable (Note 4)         2,330      2,330
Prepaid expenses and other                   799        723
receivables
                                                             LONG-TERM DEBT                           2.778        2.675
                                                             Long-term debt                           2.778        2.675

TOTAL NON-CURRENT ASSETS                  51,919     50,257
Intangible assets                          7,759      7,759  PROVISIONS (NOTE 9)                     59.664       58.113
Property and equipment (Note 5)           31,360     29,698
Financial investments (Note 6)            12,800     12,800
                                                             STOCKHOLDERS' EQUITY                (1,055,076)  (1,086,380)
                                                             Common Stock (Note 7)                  250,000      250,000
                                                             Accumulated losses                  (1,438,636)  (1,305,076)
                                                             Profit/Loss                            133.560      (31.304)


                                     ----------------------- ------------------------------------------------------------
                                                                      TOTAL LIABILITIES & STOCK
            TOTAL ASSETS                 156,042    172,279           HOLDERS' EQUITY               156.042      172.279
-------------------------------------------------------------------------------------------------------------------------

                              TRANS WORLD GAMING CORP.

               PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                    (Unaudited)


     The following unaudited pro forma financial information is based on the most recent financial statements of the Company which were filed on June 15, 1998 on Form 8-K/a, adjusted to give effect the acquisition of CDZ and the related financing (See ITEM 2: Acquisition and Deposition of Assets.) The pro forma condensed consolidated balance sheet information gives effect to the acquisition of CDZ and the relating financing as if it had occurred on January 1, 1997. The pro forma consolidated statements of operations information gives effect to the acquisition of CDZ and the related financing as if it had occurred at the beginning of the periods for which the statements of operations are presented. The pro forma statements of operations give effect to the following pro forma adjustments: (a) the change in amortization and depreciation expense resulting from the allocation of the purchase price, direct acquisition costs and liabilities acquired net of current assets acquired to the fixed and intangible assets of CDZ and, (b) the change in interest expense resulting from the issuance and repayment of the new debt used to finance the acquisition. The pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable. Final purchase adjustments may differ from the pro forma adjustments herein.

     The following unaudited pro forma financial information should be read in conjunction with the notes thereto includes herewith, with TWG's audited and unaudited financial statements and notes thereto for the periods presented with the CDZ audited and unaudited financial statements thereto for the periods presented. The unaudited pro forma financial information is not necessarily indicative of future operating results or of what would have occurred had the acquisition been consummated at the time specified.

                              TRANS WORLD GAMING CORP.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                    (UNAUDITED)
                        (IN THOUSANDS EXCEPT PER SHARE DATA)



                                                   FOR THE YEAR ENDED DECEMBER 31, 1997
                                    -------------------------------------------------------------------
                                        TWG
                                    PRO FORMA                                             PRO FORMA
                                    FINANCIAL             CDZ          PRO FORMA          FINANCIAL
                                    STATEMENTS (A)     HISTORICAL      ADJUSTMENTS        STATEMENTS
                                    ------------------------------     --------------------------------
REVENUES
  Gaming                                  $9,970           $3,476                 $0           $13,446
  Truckstop                                2,707                0                  0             2,707
  Consulting                                  84                0                  0                84
                                    -------------      -----------     --------------     -------------
     TOTAL REVENUES                       12,761            3,476                  0            16,237
                                    -------------      -----------     --------------     -------------


TOTAL COSTS AND EXPENSES
  Gaming                                   4,932            3,098                  0             8,030
  Truckstop                                2,333                0                  0             2,333
  Selling, general and                     2,655              895                  0             3,550
  administrative
  Amortization and depreciation            1,392              255                405 (B)         2,052
  Gaming development                          39                0                  0                39
  (Gain) on asset sale                         0           (3,078)                 0            (3,078)
  Exchange loss/other expense                132            1,045                  0             1,177
                                    -------------      -----------     --------------     -------------
      TOTAL COSTS AND EXPENSES            11,483            2,215                405            14,103
                                    -------------      -----------     --------------     -------------


INCOME FROM OPERATIONS                     1,278            1,261               (405)            2,134


INTEREST EXPENSE                           3,237              385                 40 (C)         3,662


                                    -------------      -----------     --------------     -------------
INCOME (LOSS) BEFORE TAXES                (1,959)             876               (445)           (1,528)


TAXES                                        296                0                  0               296


                                    -------------      -----------     --------------     -------------
NET INCOME (LOSS)                        ($2,255)            $876              ($445)          ($1,824)
                                    -------------      -----------     --------------     -------------

NET INCOME (LOSS) PER
 COMMON SHARE -  BASIC                    ($0.74) (G)                                           ($0.60)
                                    -------------                                         -------------
                                    -------------                                         -------------


COMMON SHARES OUTSTANDING                  3,044  (G)                                            3,044



       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS PRO FORMA FINANCIAL STATEMENT

                              TRANS WORLD GAMING CORP.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                    (UNAUDITED)
                        (IN THOUSANDS EXCEPT PER SHARE DATA)



                                                 FOR THE THREE MONTHS ENDED MARCH 31,1998
                                    -------------------------------------------------------------------
                                    TWG
                                    PRO FORMA                                             PRO FORMA
                                    FINANCIAL             CDZ          PRO FORMA          FINANCIAL
                                    STATEMENTS (A)     HISTORICAL      ADJUSTMENTS        STATEMENTS
                                    ------------------------------     --------------------------------
REVENUES
  Gaming                                  $2,811              $889                 $0            $3,700
  Truckstop                                  482                 0                  0               482
  Consulting                                   5                 0                  0                 5
                                    ------------        ----------                         ------------
                                    ------------        ----------      -------------      ------------
     TOTAL REVENUES                        3,298               889                  0             4,187
                                    ------------        ----------      -------------      ------------


TOTAL COSTS AND EXPENSES
  Gaming                                   1,562               751                  0             2,313
  Truckstop                                  509                 0                  0               509
  Selling, general and
  administrative                             386               215                  0               601
  Amortization and depreciation              353                11                102 (B)           466
  Gaming development                           0                 0                  0                 0
  Exchange loss/other expense                111                61                  0               172
                                    ------------        ----------                         ------------
                                    ------------        ----------      -------------      ------------
      TOTAL COSTS AND EXPENSES             2,921             1,039                102             4,062
                                    ------------        ----------      -------------      ------------


INCOME FROM OPERATIONS                       377              (150)              (102)              125


INTEREST EXPENSE                             822                56                  0               878


                                    ------------        ----------      -------------      ------------
INCOME (LOSS) BEFORE TAXES                  (445)             (205)              (102)             (752)


TAXES                                        100                 0                  0               100


                                    ------------        ----------      -------------      ------------
NET INCOME (LOSS)                          ($545)            ($205)             ($102)            ($852)
                                    ------------        ----------      -------------      ------------
                                    ------------        ----------      -------------      ------------

NET INCOME (LOSS) PER
 COMMON SHARE -  BASIC                    ($0.18) (G)                                            ($0.28)
                                    ------------                                           ------------
                                    ------------                                           ------------


COMMON SHARES OUTSTANDING                  3,044  (G)                                             3,044



       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS PRO FORMA FINANCIAL STATEMENT

                              TRANS WORLD GAMING CORP.
             PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                   MARCH 31, 1998
                                   (IN THOUSANDS)



                                                           HISTORICAL
                                                ---------------------------------
                                                TRANS WORLD           CASINO DE            PRO FORMA
                                                GAMING CORP           ZARAGOZA             ADJUSTMENTS
                                                ---------------------------------          -----------
ASSETS
           CURRENT ASSETS
           Cash and cash equivalents                 $3,358                 $295              ($1,497) (B) (C)
           Accounts Receivable                          458                  372                    0
           Allowance for doubtful accounts              (37)                   0                    0
           Inventories                                   77                    0                    0
           Short term investments                         0                  129                    0
           Other current assets                          64                    5                    0
                                                ------------          -----------          -----------
           TOTAL CURRENT                              3,920                  800               (1,497)
           ASSETS

           PROPERTY AND EQUIPMENT -                     422                  195                    0
           NET

           OTHER ASSETS
           Investment at                                 75                    0                    0
           equity
           Goodwill                                     642                   51                4,983  (B) (E)
           Investment - 21st Century Resorts         11,825                    0                    0
           Deferred debt issuance                     1,856                    0                    0
           costs
           Deposits and deferred costs on               389                    0                (178)  (F)
           investments
           Deferred costs and other assets              304                   84                  596  (B)
                                                ------------          -----------          -----------
           TOTAL OTHER                               15,091                  135                5,401
           ASSETS

                                                ------------          -----------          -----------
TOTAL ASSETS                                        $19,433               $1,130               $3,904
                                                ------------          -----------          -----------
                                                ------------          -----------          -----------

LIABILITIES AND STOCKHOLDERS' EQUITY/ (DEFICIT)

           CURRENT
           LIABILITIES
           Current portion of long term debt         $2,125               $7,478              ($7,478) (D)
           Accounts payable and accrued
           expenses                                     696                  380                    0
                                                ------------          -----------          -----------
           TOTAL CURRENT LIABILITIES                  2,821                7,858               (7,478)

           LONG TERM DEBT NET OF CURRENT
           PORTION                                   20,323                   18                4,802  (D)

           PROVISION FOR SUBSIDIARY LOSSES                0                  381                    0

           STOCKHOLDERS'
           EQUITY/(DEFICIT)
           Capital stock                                  3                1,640               (1,640) (E)
           Additional paid-in-capital                 8,896                    0                    0
           Stock warrants outstanding                   537                    0                    0
           Accumulated deficit                      (13,147)              (8,767)               8,767  (E)

                                                                                                 (547) (H)
                                                ------------          -----------          -----------
           TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)      (3,711)              (7,127)               6,580

                                                ------------          -----------          -----------
TOTAL LIABILITIES AND STOCKHOLDERS'                 $19,433               $1,130               $3,904
EQUITY/(DEFICIT)
                                                ------------          -----------          -----------
                                                ------------          -----------          -----------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS PRO FORMA FINANCIAL
STATEMENT

                              TRANS WORLD GAMING CORP.

             NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


A. The TWG Pro Forma Financial Statements are incorporated herein by reference to the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 15, 1998, which reported the acquisition of 21st Century Resorts, a.s. by the Company on March 31, 1998.

B. The excess of purchase consideration over net liabilities of CDZ along with the related goodwill amortization is summarized as follows:



     Goodwill                                                                  ($ IN THOUSANDS)

              Purchase Price                                                      $     985
              Net liabilities acquired                                                7,127
              Reduction of Spanish tax liability                                     (2,676)
              Acquisition costs                                                         650
                                                                                   ---------

              Excess of  Purchase Price over net assets acquired   (goodwill)     $    6,086
                                                                                   ---------


     The excess of purchase price over net assets acquired is being amortized on a straight-line basis over 15 years. Pro forma amortization expense amounted to $405,000,000 and $102,000,000 for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.

C. Reflects an increase in interest expense in connection with the issuance of a $1 million, 120-day note at 12% for the year ended December 31, 1997. On a pro forma basis, the note is assumed to be repaid during 1997, there would be no interest expense incurred during the three months ended March 31, 1998.

D. On April 17,1998, TWG and the major creditors of CDZ agreed to reduce the outstanding tax liability of CDZ from $7.5 million to $4.8 million payable over eight years commencing in 2001. The debt has been reclassified from a current liability to a long term obligation.

E. Reflects the elimination of the equity of CDZ as a result of the acquisition.

F. Reflects the reclassification to Goodwill of a deposit related to the acquisition of CDZ that was paid in 1997.

G. Basic earnings per share is computed using the weighted average number of shares outstanding during the reporting period. Diluted earnings (loss) per share and fully diluted common shares outstanding are not presented since the dilutive effects of stock options, warrants and convertible debt is antidilutive.

H. Reflects the pro forma adjustments to net income (loss) for the year ended December 31, 1997 of ($445,000) and for the three months ended March 31, 1998 of ($102,000).